Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

On July 1, 2010, MEMC Electronic Materials, Inc. (“MEMC”) consummated the transactions contemplated by an Agreement and Plan of Merger (“Merger Agreement”) with Oscar Acquisition Sub, Inc., a California corporation and direct and wholly owned subsidiary of MEMC (“Acquisition Subsidiary”), Solaicx, a California corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial representative. Under the Merger Agreement, Acquisition Subsidiary was merged with and into Solaicx (“Merger”), with Solaicx continuing after the Merger as the surviving company and a wholly owned subsidiary of MEMC.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 combines the historical unaudited condensed consolidated balance sheets of MEMC and Solaicx, giving effect to the Merger as if it had occurred on March 31, 2010. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 combine the historical unaudited condensed consolidated statements of operations of MEMC and Solaicx, giving effect to the Merger as if it had occurred at the beginning of the periods presented.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with MEMC treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by MEMC to complete the Merger will be allocated to the assets acquired and liabilities assumed from Solaicx based upon their estimated fair values as of the date of the Merger. As of the date of this Form 8-K/A, MEMC has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from Solaicx and the related allocations of purchase price, nor has MEMC identified all adjustments necessary to conform Solaicx’s accounting policies to MEMC’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from Solaicx will be based on the actual net tangible and intangible assets and liabilities of Solaicx that existed as of the date of the Merger. Accordingly, the pro forma purchase price adjustments are preliminary, are subject to further adjustments as additional information becomes available and as additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements. MEMC estimated the fair value of Solaicx’s assets and liabilities based on due diligence and discussions with Solaicx’s management. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may be material, to the balance sheet and/or statements of operations.

These unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with (1) the unaudited interim condensed consolidated financial statements of MEMC contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, (2) the audited consolidated financial statements of MEMC contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and (3) the historical audited financial statements and notes thereto of Solaicx for the fiscal year ended January 2, 2010 and the unaudited financial statements and notes thereto of Solaicx for the three month periods ended April 3, 2010, which are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent MEMC’s consolidated results of operations or consolidated financial position had the Merger occurred on the dates assumed, nor are these financial statements necessarily indicative of MEMC’s future consolidated results of operations or consolidated financial position.

MEMC expects to incur costs and realize benefits associated with integrating the operations of MEMC and Solaicx. The unaudited pro forma condensed consolidated financial statements do not reflect the costs of any integration activities, the benefits that may result from operating efficiencies or the revenue synergies expected to result from the Merger.

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2010

(In millions)

	Historical		Pro Forma Adjustments		Condensed Consolidated Pro Forma
	MEMC	Solaicx
ASSETS
Current assets:
Cash and cash equivalents	$477.9	$0.5	$(78.9)	(a)	$399.5
Restricted cash	42.8	—	—		42.8
Short-term investments	171.7	—	—		171.7
Accounts receivable, net	265.8	1.9	—		267.7
Inventories	188.3	1.7	—		190.0
Prepaid and other current assets	164.3	1.7	—		166.0

Total current assets	1,310.8	5.8	(78.9)		1,237.7

Investments	209.6	—	—		209.6
Property, plant and equipment, net	1,487.3	25.1	1.0	(f)	1,513.4
Deferred tax assets, net	103.1	—	24.6	(c)	127.7
Customer warrant	13.9	—	—		13.9
Goodwill and intangible assets	330.4	—	56.2	(h)	386.6
Other assets	110.6	0.6	—		111.2

Total assets	$3,565.7	31.5	$2.9		$3,600.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$42.7	$39.8	(39.0)	(d)	$43.5
Accounts payable	230.0	4.7	—		234.7
Accrued liabilities	86.0	3.2	(1.6)	(g)	87.6
Contingent consideration related to acquisition	78.5	—	—		78.5
Accrued wages and salaries	35.8	—	—		35.8
Customer deposits	59.7	—	—		59.7
Preferred stock warrants	—	8.6	(8.6)	(e)	—
Income taxes payable	21.3	—	—		21.3

Total current liabilities	554.0	56.3	(49.3)		561.0

Long-term debt and capital leases, less current portion	401.2	2.0	—		403.2
Pension and post-employment liabilities	46.7	—	—		46.7
Deferred revenue	116.9	—	—		116.9
Contingent consideration related to acquisition	—	—	24.8	(i)	24.8
Other liabilities	233.8	0.6	—		234.4

Total liabilities	1,352.6	58.9	(24.5)		1,387.0

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	21.7	(21.7)	(b)	—
Preferred stock warrants	—	4.0	(4.0)	(b)	—
Common stock	2.4	1.9	(1.9)	(b)	2.4
Additional paid-in capital	517.8	29.8	(29.8)	(b)	517.8
Retained earnings (accumulated deficit)	2,069.5	(84.8)	84.8	(b)	2,069.5
Accumulated other comprehensive income	31.6	0	—		31.6
Treasury stock	(453.4)	—	—		(453.4)

Total MEMC stockholders’ equity	2,167.9	(27.4)	27.4		2,167.9

Noncontrolling interests	45.2	—	—		45.2

Total stockholders’ equity	2,213.1	(27.4)	27.4		2,213.1

Total liabilities and stockholders’ equity	$3,565.7	31.5	$2.9		$3,600.1

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2010

(In millions, except per share data)

	Historical		Pro Forma Adjustments Three Months 2010		Condensed Consolidated Pro Forma
	MEMC	Solaicx
Net sales	$437.7	$2.3	$—		$440.0
Cost of goods sold	378.4	4.5	2.9	(h)	385.8

Gross profit	59.3	(2.2)	(2.9)		54.2

Operating expenses:
Marketing and administration	62.2	0.9	—		63.1
Research and development	11.1	1.2	—		12.3
Restructuring and impairment costs	1.3	—	—		1.3

Operating loss	(15.3)	(4.3)	(2.9)		(22.5)

Non-operating (income) expense:
Interest expense	12.1	2.4	(1.4)	(d)	13.1
Interest income	(2.3)		—		(2.3)
Change in fair value of warrant	5.3	2.9	—		8.2
Other, net	0.6	—	—		0.6

Total non-operating expense	15.7	5.3	(1.4)		19.6

Loss before income tax (benefit) expense and equity in earnings of joint venture	(31.0)	(9.6)	(1.5)		(42.1)
Income tax benefit	(14.6)	—	(4.0)	(j)	(18.6)

Loss before equity in earnings of joint venture	(16.4)	(9.6)	2.5		(23.5)

Equity in earnings of joint venture, net of tax	7.3	—	—		7.3

Net loss	(9.1)	(9.6)	2.5		(16.2)

Net income attributable to noncontrolling interests	(0.5)		—		(0.5)

Net loss attributable to MEMC stockholders	$(9.6)	$(9.6)	$2.5		$(16.7)

Basic and diluted loss per share	$(0.04)				$(0.07)
Weighted-average shares used in computing basic and diluted loss per share	226.8				226.8

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2009

(In millions, except per share data)

			Pro Forma		Condensed
	Historical		Adjustments		Consolidated
	MEMC	Solaicx	2009		Pro Forma
Net sales	$1,163.6	$4.7	$—		$1,168.3
Cost of goods sold	1,035.5	18.1	11.8	(h)	1,065.4

Gross profit	128.1	(13.4)	(11.8)		103.0

Operating expenses:
Marketing and administration	161.9	4.0	—		165.9
Research and development	40.4	6.1	—		46.5
Restructuring and impairment costs	53.0	—	—		53.0

Operating loss	(127.2)	(23.5)	(11.8)		(162.5)

Non-operating (income) expense:
Interest expense	4.0	7.7	(2.6)	(d)	9.1
Interest income	(26.5)	—	—		(26.5)
Change in fair value of warrant	(5.4)	(2.2)	—		(7.6)
Other, net	0.9	0.1	—		1.0

Total non-operating (income) expense	(27.0)	5.6	(2.6)		(24.0)

Loss before income tax benefit and equity in earnings of joint venture	(100.2)	(29.1)	(9.1)		(138.4)
Income tax benefit	(42.2)		(13.7)	(j)	(55.9)

Loss before equity in earnings of joint venture	(58.0)	(29.1)	4.6		(82.5)

Equity in earnings of joint venture, net of tax	(11.8)	—	—		(11.8)

Net loss	(69.8)	(29.1)	4.6		(94.3)

Net loss attributable to noncontrolling interests	1.5		—		1.5

Net loss attributable to MEMC stockholders	$(68.3)	(29.1)	$4.6		$(92.8)

Basic and diluted loss per share	$(0.31)				$(0.41)
Weighted-average shares used in computing basic and diluted loss per share	223.9				223.9

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

1. Basis of Presentation

MEMC Electronic Materials, Inc. (“MEMC”) acquired all of the outstanding shares (the “Merger”) of Solaicx on July 1, 2010 (the “Acquisition Date”). The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 combine the historical unaudited condensed consolidated statements of operations of MEMC and Solaicx, giving effect to the Merger as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 combines the historical unaudited condensed consolidated balance sheets of MEMC and Solaicx, giving effect to the Merger as if it had occurred on March 31, 2010 and includes estimated pro forma adjustments reflecting the preliminary allocation of the purchase price to identifiable net assets acquired, liabilities assumed and the excess purchase price allocated to goodwill as described below. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed and such adjustments could be material. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet of MEMC have been prepared using the acquisition method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The accompanying unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from operating efficiencies.

The acquisition method of accounting is based on Accounting Standard Codification Topic 805, Business Combinations, which requires among other things, that most assets and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of MEMC issued after completion of the Merger will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed consolidated financial statements.

2. Purchase Price

MEMC acquired Solaicx for a preliminary purchase price of $103.7 million by paying cash and providing contingent consideration of up to $27.6 million consisting of cash and MEMC common stock, as elected by certain Solaicx shareholders. The contingent consideration is based on certain operational criteria related to revenue targets during the period commencing on July 1, 2010 and ending on December 31, 2011. The amount payable is based on Solaicx achieving revenues of at least $60 million during such time period, up to a maximum target of $71.8 million, with the payout on a linear basis between those two amounts. Any future revisions to the estimated fair value of the contingent consideration will be recorded in the statement of operations.

The preliminary purchase price is calculated as follows:

(Dollars in Millions)
Cash	$78.9
Contingent consideration	24.8

Total preliminary purchase price including estimated contingent consideration	$103.7

The table below represents a preliminary allocation of the total consideration to tangible and intangible assets acquired and liabilities assumed from Solaicx based on MEMC’s preliminary estimate of their respective fair values as if the Merger had occurred on March 31, 2010:

(Dollars in Millions)
Cash and cash equivalents	$0.5
Other current assets	5.3
Property, plant and equipment, net	26.1
Goodwill	27.2
Intangible assets	29.0
Other noncurrent assets	25.3
Current liabilities	(6.3)
Long-term debt and capital leases	(2.8)
Other long-term liabilities	(0.6)

Total estimated purchase price including estimated contingent consideration	$103.7

Upon completion of the fair value assessment, MEMC anticipates that the final purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3. Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations do not include any material non-recurring charges that will result from the Merger. The unaudited pro forma condensed consolidated financial statements reflect the following:

(a)	A $78.9 million adjustment to reflect cash paid on the date of acquisition.

(b)	The elimination of all of Solaicx’s equity.

(c)	A $24.6 million adjustment to reflect deferred tax assets of $35.0 million related to Solaicx’s net operating loss carry forward, offset by deferred tax liabilities of $10.4 million related to amortizable intangible assets recorded as part of purchase accounting.

(d)

A $1.0 million adjustment to eliminate deferred gain from sale and leaseback of equipment as part of purchase accounting. The remaining $38.0 million adjustment reflects liabilities related to notes payables and associated interest accrued. The notes were converted to preferred shares in April 2010. If the acquisition would have occurred as of March 31, 2010, the notes would have been settled by MEMC upon closing of the transaction. As a result of this adjustment, the unaudited pro forma condensed consolidated statements of operations reflect a decrease in interest expense of $1.4 million for the three months ended March 31, 2010 and $2.6 million for the year ended December 31, 2009.

(e)	An $8.6 million adjustment to eliminate liabilities related to warrants issued with notes payables discussed above.

(f)	A $1.0 million adjustment to reflect the step-up in Solaicx’s property, plant and equipment to fair value as part of purchase accounting. This includes the elimination of previously recorded deferred gains on sale/leaseback transactions recorded in property, plant and equipment. The resulting impact from decreased depreciation expense is considered immaterial with respect to the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009. Solaicx’s property, plant and equipment will be depreciated evenly over the assets’ estimated useful lives as follows:

Years
Leasehold improvements	8
Machinery and equipment	10-15
Machinery and equipment under capital leases	3
Office furniture	6

(g)	A $1.6 million adjustment consisting of a $2.0 million reduction of accrued debt issuance cost, offset by a $0.4 million reduction of prepaid equity issuance cost as part of purchase accounting.

(h)	A $29.0 million adjustment to reflect identifiable intangible assets associated with an adjustment to the fair value of Solaicx’s intangible assets and a $27.2 million adjustment to reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired as part of purchase accounting. Identifiable intangible assets include developed technology, customer relationship, backlog and in-process technology. Intangible assets subject to amortization of $28.3 million will be amortized on a straight-line basis over the estimated useful lives of 1 to 5 years. The remaining $0.7 million relates to in-process technology and will have an indefinite life until the related projects are either complete or abandoned. As a result of this adjustment, the unaudited pro forma condensed consolidated statements of operations reflect an increase in amortization expense of $2.9 million for the three months ended March 31, 2010 and $11.8 million for the year ended December 31, 2009, respectively, which is included in cost of goods sold.

(i)	A $24.8 million adjustment to reflect the fair value of contingent consideration provided in the Merger Agreement as part of purchase accounting.

(j)	Adjustments of $4.0 million in the three months ended March 31, 2010 and $13.7 million in 2009 to record an income tax benefit on the loss incurred by Solaicx including pro forma adjustments. This adjustment is based on MEMC’s statutory rates in effect for the periods presented including MEMC’s ability to carry back losses from Solaicx if the acquisition had occurred at the beginning of the period.